Exhibit 99.1
MOVIE GALLERY ANNOUNCES DETAILS OF PROPOSED FINANCING TRANSACTION
AND 2006 ESTIMATED FINANCIAL RESULTS
DOTHAN, Ala., February 20, 2007— Movie Gallery, Inc. (Nasdaq: MOVI) announced that, in connection with the Company’s previously disclosed refinancing, management will be meeting with prospective senior secured lenders in New York City today. As previously announced, Movie Gallery has executed an underwritten financing commitment with Goldman Sachs Credit Partners L.P. providing for the refinancing of the Company’s existing senior secured credit facility in its entirety.
The Company’s proposed financing is a $900 million senior secured credit facility that will include:
•	A $100 million revolving credit facility, which is expected to be fully available and undrawn upon at closing;

•	A $525 million first lien term loan;

•	A $25 million synthetic letter of credit facility; and

•	A $250 million second lien term loan.
Movie Gallery will use the proceeds of the financing to refinance its existing senior secured credit facility, replace existing letters of credit, provide for working capital, pay fees and expenses associated with the transaction, and for other general corporate purposes. No incremental debt (other than to cover fees and expenses) will be incurred at the closing of the financing. Goldman Sachs Credit Partners L.P. is acting as sole lead arranger for the transaction.
The proposed credit facilities will have a five year maturity and will contain certain affirmative and negative covenants that are usual and customary for financings of this kind. The Company expects the transaction to close on or before March 15, 2007.
The Company also today announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2006, which are subject to change as a result of normal year-end reconciliations and accounting adjustments. Preliminary results include:
•	Total same-store revenues for the fourth quarter of negative 2.9%, including relatively flat total same-store revenues of negative 0.3% at Movie Gallery branded stores and negative 4.1% at Hollywood branded stores;

•	Total revenues for the 2006 fiscal year of $2.54 billion comprised of $868 million from Movie Gallery, $1.35 billion from Hollywood Video and $325 million from Game Crazy;

•	Operating income of $24 million for the fourth quarter and $102 million for fiscal year 2006;

•	Fiscal year 2006 adjusted EBITDA of $259 million; and

•	Accounts payable of $85 million and merchandise inventory of $141 million as of December 31, 2006.
The Company expects to announce final fourth quarter and fiscal year 2006 results in March.
Additional information can be found in the tables accompanying this release including a reconciliation and definition of non-GAAP financial measures.

About Movie Gallery
The Company is the second largest North American video rental company with over 4,600 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. The Game Crazy brand represents 633 in-store departments and 17 free-standing stores serving the game market in urban locations across the Untied States. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website at: www.moviegallery.com
Forward Looking Statements
To take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements, including descriptions of the proposed credit facilities, the proposed use of proceeds and preliminary financial results for the fourth quarter and fiscal year ended December 31, 2006 that are based upon the Company’s current intent, estimates, expectations and projections and involve a number of risks and uncertainties. Various factors exist which may cause results to differ from these expectations. These risks and uncertainties include, but are not limited to, the risk factors that are discussed from time to time in the Company’s SEC reports, including, but not limited to, the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2006 and subsequently filed quarterly reports on Form 10-Q. In addition to the potential effect of these ongoing factors, there can be no assurance regarding the Company’s ability to complete the refinancing contemplated by the proposed credit facilities. The Company’s ability to complete the refinancing contemplated by the proposed credit facilities is subject to the satisfaction of the conditions contained in the commitment letter between the Company and Goldman Sachs Credit Partners L.P. and conditions in the financial markets generally. In addition, the Company’s financial estimates in this release for the fourth quarter and fiscal year ended December 31, 2006 represents estimates of the Company’s financial condition and results of operations as of and for such period and are subject to change as a result of year-end reconciliations and accounting adjustments. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts
Analysts and Investors: Michelle K. Lewis, Movie Gallery, Inc., 503-570-1950
Media: Andrew B. Siegel of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449 ext. 127
— tables follow —

Disclosures Regarding Non-GAAP Financial Information
In this press release, we have provided a non-GAAP financial measure, Adjusted EBITDA, which is defined as operating income plus depreciation, amortization, non-cash stock compensation, and special items, less purchases of rental inventory. Adjusted EBITDA is presented as an alternative measure of operating performance that is used in making business decisions, executive compensation decisions, and as an alternative measure of liquidity. It is a widely accepted financial indicator in the home video specialty retail industry of a company’s ability to incur and service debt, finance its operations, and meet its growth plans. However, our computation of Adjusted EBITDA is not necessarily identical to similarly captioned measures presented by other companies in our industry. We encourage you to compare the components of our reconciliation of Adjusted EBITDA to operating income and our reconciliation of Adjusted EBITDA to cash flows from operations in relation to similar reconciliations provided by other companies in our industry. Our presentation of net cash provided by operating activities and Adjusted EBITDA treats rental inventory as being expensed upon purchase instead of being capitalized and amortized. We believe this presentation is meaningful and appropriate because our annual cash investment in rental inventory is substantial and in many respects is similar to recurring merchandise inventory purchases considering our operating cycle and the relatively short useful lives of our rental inventory. Adjusted EBITDA excludes the impact of changes in operating assets and liabilities. This adjustment eliminates temporary effects attributable to timing differences between accrual accounting and actual cash receipts and disbursements, and other normal, recurring and seasonal fluctuations in working capital that have no long-term or continuing affect on our liquidity. Investors should consider our presentation of Adjusted EBITDA in light of its relationship to operating income and net income in our statements of operations. Investors should also consider our presentation of Adjusted EBITDA in light of its relationship to cash flows from operations, cash flows from investing activities and cash flows from financing activities as shown in our statements of cash flows. Adjusted EBITDA is not necessarily a measure of “free cash flow” because it does not reflect periodic changes in the level of our working capital or our investments in new store openings, business acquisitions, or other long-term investments or required debt prepayments we may make. However, it is an important measure used internally by executive management of our Company in making decisions about where to allocate resources. Because we use Adjusted EBITDA as a measure of performance and as a measure of liquidity, the tables below reconcile Adjusted EBITDA to both operating income and net cash flow provided by operating activities, the most directly comparable amounts reported under GAAP.

The following table provides a reconciliation of estimated Adjusted EBITDA to estimated net cash provided by operating activities in Movie Gallery’s fiscal year 2006 ended December 31, 2006:

FY 2006
(in thousands)
Cash used in operating activities	$(8,200)
Changes in operating assets and liabilities	141,000
Investment in base stock inventory	11,200
Amortization of debt issuance cost	(6,700)
Interest expense	120,400
Income tax expense	(1,000)
Credit facility amendment fees	2,700

Adjusted EBITDA	$259,400

The following table provides a reconciliation of estimated Adjusted EBITDA to estimated operating income for Movie Gallery’s fiscal year 2006 ended December 31, 2006:

FY 2006
(in thousands)
Operating income	$101,900
Rental amortization	223,100
Rental purchases	(180,700)
Depreciation and intangibles amortization	102,700
Accretion on asset retirement obligations	3,100
Non-cash stock compensation	3,100
Sale of assets	3,500
Credit facility amendment fees	2,700

Adjusted EBITDA	$259,400